                              $100,000,000.00

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                 dated as of

                                May 31, 1995

                                    among


                             TJ INTERNATIONAL, INC.,


                             THE BANKS LISTED HEREIN

                                      and

                          WACHOVIA BANK OF GEORGIA, N.A.,
                                    as Agent

                               TABLE OF CONTENTS
                     AMENDED AND RESTATED CREDIT AGREEMENT


                                                                          Page
                                                                          ----
ARTICLE I
                           DEFINITIONS . . . . . . . . . . . . . . . . .    1
     SECTION 1.01.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS  . . . . . . . .   17
     SECTION 1.03.  REFERENCES . . . . . . . . . . . . . . . . . . . . .   18
     SECTION 1.04.  USE OF DEFINED TERMS . . . . . . . . . . . . . . . .   18
     SECTION 1.05.  TERMINOLOGY  . . . . . . . . . . . . . . . . . . . .   18

ARTICLE II
                           THE CREDITS . . . . . . . . . . . . . . . . .  18
     SECTION 2.01.  COMMITMENTS TO LEND  . . . . . . . . . . . . . . . .  18
     SECTION 2.02.  METHOD OF BORROWING  . . . . . . . . . . . . . . . .  19
     SECTION 2.03.  MONEY MARKET CREDITS . . . . . . . . . . . . . . . .  21
     SECTION 2.04.  NOTES  . . . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 2.05.  MATURITY OF LOANS  . . . . . . . . . . . . . . . . .  26
     SECTION 2.06.  INTEREST RATES; ACCRETION OF PRINCIPAL
                      OF BANKERS' ACCEPTANCES  . . . . . . . . . . . . .  27
     SECTION 2.07.  FEES . . . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION 2.08.  OPTIONAL TERMINATION OR REDUCTION OF
                      COMMITMENTS  . . . . . . . . . . . . . . . . . . .  29
     SECTION 2.09.  MANDATORY REDUCTION AND TERMINATION OF
                      COMMITMENTS  . . . . . . . . . . . . . . . . . . .  30
     SECTION 2.10.  OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . .  30
     SECTION 2.11.  MANDATORY PREPAYMENTS  . . . . . . . . . . . . . . .  30
     SECTION 2.12.  GENERAL PROVISIONS AS TO PAYMENTS  . . . . . . . . .  30
     SECTION 2.13.  COMPUTATION OF INTEREST AND FEES . . . . . . . . . .  32
     SECTION 2.14.  OUTSTANDING AMOUNTS UNDER MONEY MARKET
                      LOAN NOTES . . . . . . . . . . . . . . . . . . . .  32

ARTICLE III
                    CONDITIONS TO BORROWINGS . . . . . . . . . . . . . .  33
     SECTION 3.01.  CONDITIONS TO FIRST BORROWING  . . . . . . . . . . .  33
     SECTION 3.02.  CONDITIONS TO ALL BORROWINGS . . . . . . . . . . . .  35

                                                                          Page
                                                                          ----
ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .   35
     SECTION 4.01.  EXISTENCE AND POWER  . . . . . . . . . . . . . . . .   35
     SECTION 4.02.  AUTHORIZATION; NO CONTRAVENTION  . . . . . . . . . .   36
     SECTION 4.03.  BINDING EFFECT . . . . . . . . . . . . . . . . . . .   36
     SECTION 4.04.  FINANCIAL INFORMATION  . . . . . . . . . . . . . . .   36
     SECTION 4.05.  NO LITIGATION  . . . . . . . . . . . . . . . . . . .   37
     SECTION 4.06.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . .  37
     SECTION 4.07.  COMPLIANCE WITH LAWS; PAYMENTS OF TAXES . . . . . . .  37
     SECTION 4.08.  SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . .  38
     SECTION 4.09.  NOT AN INVESTMENT COMPANY . . . . . . . . . . . . . .  38
     SECTION 4.10.  OWNERSHIP OF PROPERTY; LIENS  . . . . . . . . . . . .  38
     SECTION 4.11.  NO DEFAULT  . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 4.12.  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . .  39
     SECTION 4.13.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . .  39
     SECTION 4.14.  CAPITAL STOCK . . . . . . . . . . . . . . . . . . . .  40
     SECTION 4.15.  MARGIN STOCK  . . . . . . . . . . . . . . . . . . . .  40
     SECTION 4.16.  INSOLVENCY  . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 4.17.  PUBLIC UTILITY HOLDING COMPANY ACT  . . . . . . . . .  40

ARTICLE V
                            COVENANTS . . . . . . . . . . . . . . . . . .  41
     SECTION 5.01.  INFORMATION . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 5.02.  INSPECTION OF PROPERTY, BOOKS AND
                      RECORDS . . . . . . . . . . . . . . . . . . . . . .  43
     SECTION 5.03.  RATIO OF ADJUSTED FUNDED DEBT TO
                      CONSOLIDATED TOTAL CAPITAL  . . . . . . . . . . . .  43
     SECTION 5.04.  MINIMUM CONSOLIDATED TANGIBLE NET WORTH . . . . . . .  43
     SECTION 5.05.  RATIO OF CONSOLIDATED CASH FLOW TO
                      CONSOLIDATED FUNDED DEBT  . . . . . . . . . . . . .  43
     SECTION 5.06.  INTENTIONALLY DELETED . . . . . . . . . . . . . . . .  43
     SECTION 5.07.  LOANS OR ADVANCES . . . . . . . . . . . . . . . . . .  43
     SECTION 5.08.  INVESTMENTS . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 5.09.  NEGATIVE PLEDGE . . . . . . . . . . . . . . . . . . .  45
     SECTION 5.10.  MAINTENANCE OF EXISTENCE  . . . . . . . . . . . . . .  46
     SECTION 5.11.  DISSOLUTION . . . . . . . . . . . . . . . . . . . . .  47

                                                                          Page
                                                                          ----
     SECTION 5.12.  CONSOLIDATIONS, MERGERS AND SALES OF
                      ASSETS  . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 5.13.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . .  47
     SECTION 5.14.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES  . . . . . . .  48
     SECTION 5.15.  INSURANCE . . . . . . . . . . . . . . . . . . . . . .  48
     SECTION 5.16.  CHANGE IN FISCAL YEAR . . . . . . . . . . . . . . . .  48
     SECTION 5.17.  MAINTENANCE OF PROPERTY . . . . . . . . . . . . . . .  49
     SECTION 5.18.  ENVIRONMENTAL NOTICES . . . . . . . . . . . . . . . .  49
     SECTION 5.19.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . .  49
     SECTION 5.20.  ENVIRONMENTAL RELEASE . . . . . . . . . . . . . . . .  49
     SECTION 5.21.  OTHER DEBT  . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 5.22.  TRANSACTIONS WITH AFFILIATES  . . . . . . . . . . . .  50
     SECTION 5.23.  DEBT OF SUBSIDIARIES  . . . . . . . . . . . . . . . .  50

ARTICLE VI
                            DEFAULTS  . . . . . . . . . . . . . . . . . .  51
     SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . .  51
     SECTION 6.02.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . .  55

ARTICLE VII
                            THE AGENT . . . . . . . . . . . . . . . . . .  56
     SECTION 7.01.  APPOINTMENT; POWERS AND IMMUNITIES  . . . . . . . . .  56
     SECTION 7.02.  RELIANCE BY AGENT . . . . . . . . . . . . . . . . . .  56
     SECTION 7.03.  DEFAULTS  . . . . . . . . . . . . . . . . . . . . . .  57
     SECTION 7.04.  RIGHTS OF AGENT AS A BANK . . . . . . . . . . . . . .  57
     SECTION 7.05.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  57
     SECTION 7.06.  CONSEQUENTIAL DAMAGES . . . . . . . . . . . . . . . .  58
     SECTION 7.07.  PAYEE OF NOTE TREATED AS OWNER  . . . . . . . . . . .  58
     SECTION 7.08.  NONRELIANCE ON AGENT AND OTHER BANKS  . . . . . . . .  58
     SECTION 7.09.  FAILURE TO ACT  . . . . . . . . . . . . . . . . . . .  59
     SECTION 7.10.  RESIGNATION OR REMOVAL OF AGENT . . . . . . . . . . .  59

ARTICLE VIII

              CHANGE IN CIRCUMSTANCES; COMPENSATION . . . . . . . . . . .  59
     SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE
                      INADEQUATE OR UNFAIR  . . . . . . . . . . . . . . .  60
     SECTION 8.02.  ILLEGALITY  . . . . . . . . . . . . . . . . . . . . .  60

                                                                          Page
                                                                          ----
     SECTION 8.03.  INCREASED COST AND REDUCED RETURN . . . . . . . . . .  61
     SECTION 8.04.  BASE RATE LOANS SUBSTITUTED FOR LIBOR
                      LOANS . . . . . . . . . . . . . . . . . . . . . . .  63
     SECTION 8.05.  COMPENSATION  . . . . . . . . . . . . . . . . . . . .  63
     SECTION 8.06.  INTENTIONALLY DELETED . . . . . . . . . . . . . . . .  64
     SECTION 8.07.  REPLACEMENT OF BANKS  . . . . . . . . . . . . . . . .  64

ARTICLE IX
                          MISCELLANEOUS . . . . . . . . . . . . . . . . .  65
     SECTION 9.01.  NOTICES . . . . . . . . . . . . . . . . . . . . . . .  65
     SECTION 9.02.  NO WAIVERS  . . . . . . . . . . . . . . . . . . . . .  65
     SECTION 9.03.  EXPENSES; DOCUMENTARY TAXES . . . . . . . . . . . . .  65
     SECTION 9.04.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  66
     SECTION 9.05.  SHARING OF SETOFFS  . . . . . . . . . . . . . . . . .  66
     SECTION 9.06.  AMENDMENTS AND WAIVERS  . . . . . . . . . . . . . . .  67
     SECTION 9.07.  NO MARGIN STOCK COLLATERAL  . . . . . . . . . . . . .  68
     SECTION 9.08.  SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . .  68
     SECTION 9.09.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . .  71
     SECTION 9.10.  REPRESENTATION BY BANKS . . . . . . . . . . . . . . .  71
     SECTION 9.11.  OBLIGATIONS . . . . . . . . . . . . . . . . . . . . .  71
     SECTION 9.12.  GEORGIA LAW . . . . . . . . . . . . . . . . . . . . .  72
     SECTION 9.13.  INTERPRETATION  . . . . . . . . . . . . . . . . . . .  72
     SECTION 9.14.  WAIVER OF JURY TRIAL; CONSENT TO
                      JURISDICTION  . . . . . . . . . . . . . . . . . . .  72
     SECTION 9.15.  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . .  72
     SECTION 9.16.  SEVERABILITY  . . . . . . . . . . . . . . . . . . . .  72
     SECTION 9.17.  INTEREST  . . . . . . . . . . . . . . . . . . . . . .  73

EXHIBIT A-1    Form of Syndicated Loan Note

EXHIBIT A-2    Form of Money Market Loan Note

EXHIBIT B      Form of Opinion of Counsel for the Borrower and
               the Guarantors

EXHIBIT C      Form of Opinion of Jones, Day, Reavis & Pogue,
               Special Counsel for the Banks and the Agent

EXHIBIT D      Form of Assignment and Acceptance

EXHIBIT E      Form of Notice of Borrowing

EXHIBIT F      Form of Compliance Certificate

EXHIBIT G      Form of Closing Certificate

EXHIBIT H      Form of Guaranty

EXHIBIT I      Form of Money Market Quote Request

EXHIBIT J      Form of Money Market Quote

EXHIBIT K      Form of Contribution Agreement

Schedule 4.06  ERISA Information

Schedule 4.08  Subsidiaries

Schedule 4.13  Environmental Matters

Schedule 5.12  Fenestration Product Businesses

              AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 31, 1995, among TJ INTERNATIONAL, INC., the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent, which Amended and Restated Credit Agreement amends, restates and supersedes that certain Credit Agreement among the parties hereto dated as of October 12, 1993 (the "Original Credit Agreement").

          The parties hereto agree that the Original Credit Agreement is amended, restated and superseded in its entirety as follows:

                            ARTICLE I

                           DEFINITIONS

          SECTION 1.01.  DEFINITIONS.  The terms as defined in this Section
1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Adjusted Funded Debt" means the sum of (x) Consolidated Funded Debt, PLUS (y) the product of the Borrower's Consolidated Rental Expense for the immediately preceding 4 Fiscal Quarters then ended multiplied by 6.

          "Adjusted LIBOR Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the LIBOR Rate for such Interest Period by (ii) 1.00 minus the Reserve Percentage. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock, partnership units or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by partnership agreement or contract or otherwise.

          "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "Agent's Letter Agreement" means that certain letter agreement, dated as of April 27, 1995, between the Borrower and the Agent relating to the structure of the financial accommodations set forth herein, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

          "Aggregate Commitment" means the sum of all of the Commitments.

          "Aggregate Unused Commitment" means the sum of all of the Unused Commitments.

          "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and modifications hereto.

          "Anniversary Date" means each yearly anniversary of October 11, 1995.

          "Applicable Margin" means (a) with respect to Base Rate Loans, 0%; and (b) with respect to LIBOR Loans, (w) if the

Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is greater than 0.60 to 1.0, 0.25% (x) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is greater than 0.45 to 1.0 but equal to or less than 0.60 to 1.0, 0.30%, (y) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is greater than 0.30 to
1.0 but equal to or less than 0.45 to 1.0, 0.375%, and (z) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is equal to or less than 0.30 to 1.0, 0.55%. The determination of the Applicable Margin from time to time shall be made in accordance with Section 2.07(b) and the calculation of the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt shall be made in accordance with Section 5.05.

          "Assignee" has the meaning set forth in Section 9.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as EXHIBIT D.

          "Authority" has the meaning set forth in Section 8.02.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns, and "Banks" means all such Banks.

          "Bankers' Acceptance" means a bankers' acceptance (x) of a Draft in Dollars (i) against the liability for which a Bank is not required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System or any other Authority and (ii) which may or may not be (in the discretion of any relevant Bank) eligible for discount by member banks of the Federal Reserve System and (y) made by a Bank for the Borrower as part of a Money Market Borrowing pursuant to Section 2.03.

          "Base Rate" means, for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate.

          "Base Rate Loan" means a Syndicated Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02, or Article VIII, as applicable.

          "Borrower" means TJ International, Inc., a Delaware corporation, and its successors and its permitted assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower by the Banks and/or Bankers' Acceptances made available to the Borrower by any of the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "LIBOR Borrowing" if such Loans are LIBOR Loans. A Borrowing is a "Syndicated Borrowing" if it is made pursuant to Section 2.01. A Borrowing is a "Money Market Borrowing" if it contains Money Market Credits pursuant to the procedure outlined in
Section 2.03.

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary of the Borrower (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act, 42 U.S.C. Section 9601 ET. SEQ., and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "Change of Law" has the meaning set forth in Section 8.02.

          "Closing Certificate" has the meaning set forth in Section 3.01(e).

          "Closing Date" means May 31, 1995.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Collateral Account" has the meaning specified in Section 6.01.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

          "Compliance Certificate" has the meaning set forth in Section
5.01(c).

          "Consolidated Cash Flow" means at any date, for any relevant period, the sum for such period of (w) Consolidated Net Income, but excluding
(i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, plus (x) depreciation, amortization and other non-cash charges (including minority interests in the Partnerships), plus (or minus) (y) any increase (decrease) in deferred taxes of the Borrower and its Consolidated Subsidiaries.

          "Consolidated Funded Debt" means at any date, all Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis.

          "Consolidated Interest Expense" for any period means gross interest expense accrued before capitalized interest and interest income in respect of Consolidated Funded Debt outstanding during such period.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

          "Consolidated Net Worth" means, at any time, the Stockholders' Equity of the Borrower and its Subsidiaries, as determined in accordance with GAAP, plus the minority interests in the Partnerships.

          "Consolidated Rental Expense" for any period means all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date; PROVIDED, HOWEVER, that for purposes of this Agreement and notwithstanding any provision of GAAP to the contrary, the term "Consolidated Subsidiary" shall include the Partnerships and their Subsidiaries.

          "Consolidated Tangible Net Worth" means, at any time, Consolidated Net Worth, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

               (A) Any surplus resulting from any write-up of assets subsequent to December 31, 1994;

               (B) All assets which would be treated as intangibles under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

               (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Borrower (other than the Founder's Stock) appear as an asset on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries; and

               (D)  Loans to stockholders, directors, officers or employees.

          "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth and (ii) Adjusted Funded Debt.

          "Contribution Agreement" means that certain Amended and Restated Contribution Agreement, substantially in the form of EXHIBIT K hereto, executed and delivered by the Guarantors together with all amendments and modifications thereto.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and salary and other normal accruals (other than interest accruals) arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person, contingent or otherwise, to reimburse any bank or other Person in respect of amounts payable under a bankers' acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person, contingent or otherwise, to reimburse any bank or other Person in respect of the face amount of any outstanding letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person,
(ix) all Debt of others Guaranteed by such Person, and (x) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan or Bankers' Acceptance, on any day, the sum of the Base Rate plus 2%.

          "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

          "Draft" means a draft in form and substance satisfactory to any Bank making a Bankers' Acceptance, duly executed in blank by the Borrower or on its behalf by a Bank under a power of attorney in favor of such Bank from the Borrower.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or reflected on a balance sheet, arising from and in any way associated with any Environmental Requirements or based upon or related to common law.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings (except rulemaking) arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, and decrees.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Face Amount" means, in respect of a Draft or Bankers' Acceptance, the amount payable to the holder thereof on its maturity.

          "Facility Fee" has the meaning specified in Section 2.07(a).

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

          "Fenestration Products Business" means the business of manufacturing and marketing doors, windows and other fenestration products.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "Founder's Stock" means any and all shares of Capital Stock of the Borrower owned or thereafter acquired by Harold E. Thomas, Phyllis E. Thomas, Arthur L. Troutner or Katherine Troutner. The amount of Founder's Stock outstanding as of March 27, 1995, is approximately 1,890,000 shares. The quoted sales prices (closing) of the Borrower's common shares of Capital Stock during 1994 ranged from a low of $14-3/4 to a high of $32-1/8 per share.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" means, individually and collectively, (i) the Partnerships, (ii) Norco Windows, Inc., a Wisconsin corporation, (iii) Trus Joist MacMillan Limited, a British Columbia corporation, (iv) Trus-Joist (Western) Ltd., a Province of New Brunswick corporation, (v) Nordel Trus Joist MacMillan Inc., a British Columbia corporation, (vi) Trus Joist MacMillan, Inc., a Delaware corporation, (vii) Systems Erection, Inc., an Idaho corporation, (viii) Trus Joist Corporation, a Delaware corporation,
(ix) TJM Facilities Corporation, a Delaware corporation, and (x) any other Person delivering a Guaranty to the Agent (including pursuant to the last sentence of Section

4.08), together with each of their successors and permitted assigns.

          "Guaranty(ies)" means, individually and collectively, (i) those certain respective Amended and Restated Guaranty Agreements guaranteeing payment of the obligations of the Borrower under this Agreement (including the Money Market Credits of the Borrower) and the Notes executed by the Borrower, each substantially in the form of EXHIBIT H hereto, executed and delivered by the Guarantors, jointly and severally, to the Agent, for the ratable benefit of each of the Banks, together with all amendments and modifications thereto and (ii) any other guaranty agreement delivered to the Agent, each substantially in the form of EXHIBIT H hereto, for the purpose of providing a Guarantee of any of the Borrower's or the Guarantors' obligations under any of the Loan Documents, together with all amendments and modifications thereto.

          "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C.
Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) petroleum, including crude oil or any fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under subparagraphs (A) through (F) of section 101(14) of CERCLA, (d) "chemical substances" and "mixtures", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Interest Period" means: (1) with respect to each LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period, subject to paragraph (c) below, which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

          (b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last LIBOR Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which would end after the Termination Date; and

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

          (a) any Interest Period, subject to paragraph (b) below, which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which would end after the Termination Date.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending

Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

          "LIBOR Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "LIBOR Loan" means, a Syndicated Loan in Dollars to be made as part of a LIBOR Borrowing, pursuant to the applicable Notice of Borrowing.

          "LIBOR Rate" means, for the Interest Period of any Syndicated Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 LIBOR Business Days prior to the first day of such Interest Period, PROVIDED that
(i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "LIBOR Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such applicable page, the "LIBOR Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 LIBOR Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan, a LIBOR Loan, or a Money Market Loan and "Loans" means Base Rate Loans, LIBOR Loans, or Money Market Loans.

          "Loan Documents" means this Agreement, the Notes, the Guaranties, any other document evidencing, relating to or securing the Loans or Bankers' Acceptances, including, without limitation, any Drafts, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Guaranties or the Loans or Bankers' Acceptances, as such documents and instruments may be amended or modified from time to time.

          "Majority Banks" means at any time Banks having at least 51% of the Aggregate Commitment or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount (or net discounted proceeds, as applicable) of the Syndicated Loan Notes and the Money Market Credits.

          "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the current or future financial condition, operations, business, or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability (including the rights and remedies of the Agent and the Banks) of any Loan Document.

          "Money Market Credit" means any one, or more, or all of the Money Market Loans and Bankers' Acceptances.

          "Money Market Loan Notes" means the amended and restated promissory notes (and original issue notes with respect to Bank of Tokyo, Ltd.) of the Borrower, substantially in the form of EXHIBIT A-2, evidencing the obligation of the Borrower to repay Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03 hereof.

          "Money Market Quote" has the meaning specified in Section 2.03.

          "Money Market Quote Request" has the meaning specified in Section
2.03.

          "Money Market Rate" has the meaning specified in Section 2.03.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the

Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

          "Notes" means, individually and collectively, as the context shall require or permit, each of the Syndicated Loan Notes and the Money Market Loan Notes.

          "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

          "Participant" has the meaning set forth in Section 9.08(b).

          "Partnerships" means (i) Trus Joist MacMillan a Limited
Partnership, a Delaware limited partnership, and its successors and permitted assigns, and Outlook Window Partnership, L.P., a Delaware limited partnership, and its successors and permitted assigns.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Pricing Determination Date" has the meaning set forth in Section 2.07(b).

          "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Quarterly Date" means the last day of each Fiscal Quarter.

          "Quotation Date" has the meaning specified in Section 2.03.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Related Business Acquisition" means any acquisition (either of stock or assets) of any Person (or division thereof) in the business of manufacturing and marketing specialty building products.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Syndicated Loan Notes and the Money Market Credits.

          "Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Secured Timber Loans" means loans made by the Borrower or any of the Subsidiaries in the ordinary course of business to suppliers of timber or logs, to enable such suppliers to acquire such timber or logs for resale to the Borrower or any of the Subsidiaries, PROVIDED such loans (i) do not exceed the supplier's cost thereof, (ii) are evidenced by notes or other written obligations duly executed and delivered to the Borrower or any of the Subsidiaries and (iii) are fully secured by perfected first priority Liens on the timber or logs so acquired.

          "Stated Maturity Date" means, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote, subject to the provisions of Section 2.03(b)(iii).

          "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, BUT EXCLUDING any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as
(A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

          "Subsidiary" means any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or a Subsidiary of the Borrower and, in any event, shall include the Partnerships.

          "Syndicated Loan Notes" means the amended and restated promissory notes (and original issue notes with respect to Bank of Tokyo, Ltd.) of the Borrower, substantially in the form of EXHIBIT A-1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Syndicated Loans" means Base Rate Loans or LIBOR Loans made pursuant to the terms and conditions set forth in Section 2.01.

          "Termination Date" means October 11, 1998, unless such date is otherwise extended by the Banks pursuant to Section 2.05(d), in their sole and absolute discretion.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Transferee" has the meaning set forth in Section 9.08(d).

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans (but not its Money Market Credits).

          "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association, and its successors.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein (and including without limitation, as specified in the definitions of "Consolidated Net Worth", "Consolidated Subsidiaries" and "Subsidiary"), all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its respective Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                           ARTICLE II

                           THE CREDITS

          SECTION 2.01. COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; PROVIDED that, (i) immediately after each such Syndicated Loan is made, the aggregate principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, and (ii) at no time shall the aggregate outstanding principal amount of all Loans to the Borrower and aggregate outstanding principal amount (or discounted net proceeds) of Bankers' Acceptances made available to the Borrower exceed the Aggregate Commitment. All Loans to the Borrower and all Bankers' Acceptances made available to the Borrower shall be considered in determining whether the Aggregate Commitment has been exceeded in calculating the amount available for Borrowing by the Borrower hereunder and in determining the amount of any mandatory prepayments required by Section 2.11, but Money Market Credits shall not reduce the Commitment, or be considered in determining the Unused Commitment, of any Bank. Each Syndicated Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Unused Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

          SECTION 2.02. METHOD OF BORROWING. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT E, on the same day for a Base Rate Borrowing, and at least 3 LIBOR Business Days' notice prior to each LIBOR Borrowing (all notices being effective on the day delivered so long as the Agent shall have received same prior to 11:00 A.M., Atlanta, Georgia time) specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a LIBOR Business Day in the case of a LIBOR Borrowing,

          (ii)  the aggregate amount of such Borrowing,

          (iii) whether any Syndicated Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Loans, and

          (iv) in the case of an LIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing each Bank in the case of a Syndicated Borrowing shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in
Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, (i) in the case of a Base Rate Borrowing, no later than 1:00 P.M. (local time at such address) on the same day as such Base Rate Borrowing and (ii) in the case of any other type of Syndicated Borrowing no later than 4:00 P.M. (local time at such address) on the LIBOR Business Day before the date of such Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, PROVIDED that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

          (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent in the case of Syndicated Loans as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent, as provided in Section 2.12.

          (e) Notwithstanding anything to the contrary contained in this Agreement, including without limitation Section 2.01 and Section 2.03, no LIBOR Borrowing or Money Market Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, except as Base Rate Loans pursuant to clauses (x) and (y), respectively, of Section 2.02(f) and subject to the proviso at the end of Section 2.02(f).

          (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising a Syndicated Borrowing are to be Base Rate Loans or LIBOR Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing or if a Default or Event of Default shall have occurred and shall not have been cured or waived, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans, PROVIDED, HOWEVER, that no such deemed Loan in this paragraph (f) shall constitute a cure or waiver of any Default or Event of Default then in existence (including without limitation the Default arising from the failure to repay the maturing Loan at the end of the Interest Period) or a limitation of or restriction on the right of the Agent, at the direction of the Required Banks, to accelerate the obligations of the Borrower hereunder and impose the Default Rate pursuant to clause (iii) of Section 6.01, or of any other rights and remedies contained in Section 6.01.

          (g) Notwithstanding anything to the contrary contained herein, including, without limitation Section 2.01 and Section 2.03, there shall not be more than 10 Interest Periods and/or Stated Maturity Dates applicable to the Loans and/or Bankers' Acceptances at any given time.

          SECTION 2.03. MONEY MARKET CREDITS. (a) In addition to making Syndicated Borrowings the Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, PROVIDED that:

          (i) there may be no more than 10 Interest Periods and/or Stated Maturity Dates applicable to the Loans and/or
     Bankers' Acceptances at any given time;

          (ii) the aggregate principal amount of all Money Market Credits, (which means, with respect to Bankers' Acceptances, discounted net proceeds) together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the Aggregate Commitment at such time.

          (b) When the Borrower wishes to request offers to make Money Market Credits, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of EXHIBIT I hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) at least 1 Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

          (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Quotation
     Date");

          (ii) whether such Money Market Borrowing is to be comprised of Money Market Loans and/or Bankers' Acceptances;

          (iii) the Stated Maturity Date for repayment of each Money Market Credit to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days, but not greater than 185 days from the date of such Money Market Borrowing); PROVIDED, that the Stated Maturity Date for any Money Market Credit may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

          (iv) the aggregate amount of principal, or, in the case of Bankers' Acceptances, discounted net proceeds, to be received by the Borrower as a result of such Money Market

     Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Credits having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; PROVIDED that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Agent, the Banks and the Borrower pursuant to this Section 2.03.

          (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Credit substantially in the form of EXHIBIT J hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided, that, if the Borrower's request under Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 10:30 A.M. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree); provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 10:15 A.M. (Atlanta, Georgia time) on the Quotation Date (or 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

               (ii)  Each Money Market Quote shall specify:

          (A) whether such Money Market Quote is in respect of Money Market Loans and/or Bankers' Acceptances as requested by the Borrower in the applicable Money Market Quote
     Request;

          (B) the proposed date of the Money Market Borrowing and the Stated Maturity Date therefor, and, with respect to Money Market Loans, the date (or dates) that interest shall be due and payable if interest payments shall be required other than on the relevant Stated Maturity Date;

          (C) the principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of the Money Market Credit which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $1,000,000 or a larger integral multiple of $1,000,000, and
     (z) may not exceed the principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of the Money Market Borrowing for which offers were requested;

          (D) (x) with respect to Money Market Loans, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan, and, (y) with respect to each Bankers' Acceptance, such all in rate (including, any commissions, discounts and yields to maturity) which shall be applicable to the relevant Bankers' Acceptance (such amounts being determined pursuant to the immediately preceding clauses (x) and (y) being hereinafter referred to as the "Money Market Rate"); and

          (E)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

          (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 11:00 A.M. (Atlanta, Georgia time)) notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts (or Face Amounts) and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:30 A.M. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED
THAT:

          (i) the aggregate principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of each Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

          (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of Money Market Credits in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount, or, in the case of Bankers' Acceptances, discounted net proceeds amount, of such offers. Determinations by the Agent of the amounts of Money Market Credits shall be conclusive in the absence of manifest error.

          (f) By its acceptance of a Money Market Quote of any Bank to make a Bankers' Acceptance, the Borrower shall be deemed to have agreed to (x) promptly furnish (and in any event not later than 10:00 A.M., Atlanta time, on the acceptance date of such Bankers' Acceptance) to such Bank such documentation as such Bank shall reasonably request in connection with such Bankers' Acceptance, and (y) promptly execute and deliver to such Bank such instruments, agreements and other documents as such Bank shall reasonably request in connection with such Bankers' Acceptance, including such Drafts and other documentation as such Bank usually requires in connection with its bankers' acceptances; PROVIDED, THAT, such documentation shall not contain any provisions which are inconsistent with the terms of this Agreement (E.G. cash collateral provisions).

          (g) Any Bank whose offer to make any Money Market Credit has been accepted shall, not later than 1:30 P.M. (Atlanta, Georgia time) on the Quotation Date, make the appropriate amount of such Money Market Credit available to the Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of the Borrower maintained with Wachovia.

          SECTION 2.04. NOTES. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

          (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of the Aggregate Commitment as of the Closing Date.

          (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part of its Syndicated Loan Note or Money Market Loan Note, as appropriate, appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.05. MATURITY OF LOANS. (a) Each Syndicated Loan included in any Syndicated Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          (b) Each Money Market Credit included in any Money Market Borrowing shall mature, and the principal amount thereof (or, with respect to Bankers' Acceptances, Face Amount thereof) shall be due and payable upon the Stated Maturity Date therefor.

          (c) In addition to the foregoing, the outstanding principal amount (or Face Amount) of the Loans and Bankers' Acceptances, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on October 11, 1998, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 90 days prior to each Anniversary Date, the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for additional one-year periods on the first and second Anniversary Dates. In the event that a Bank chooses not to extend the Termination Date for such an additional one-year period, notice shall be given by such Bank to the Borrower and the Agent at least 60 days prior to the relevant Anniversary Date; provided, that should a Bank provide such notice with respect to the first Anniversary Date, there shall be no need for any future notices to be provided with respect to the second Anniversary Date by such Bank, and the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and (x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Aggregate Commitment; PROVIDED, THAT, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 15 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); and, PROVIDED, FURTHER, THAT, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be,
(y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrower shall reduce the Aggregate Commitment in an amount equal to the Commitment of any such terminating Bank. In furtherance of the foregoing, if the Termination Date is not extended for an additional one year period on or before the first Anniversary Date, then the Borrower may not request that the Termination Date be extended for an additional one year period upon the second Anniversary Date. In no event may the Termination Date extend beyond the fifth Anniversary Date.

          SECTION 2.06. INTEREST RATES; ACCRETION OF PRINCIPAL OF BANKERS' ACCEPTANCES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the applicable Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof.

          (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof.

          (c) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable at the time (or times) specified in the relevant Money Market Quote for such Money Market Loan, or, if no such time is specified, on the Stated Maturity Date thereof.

          (d) The discounted net proceeds of each Bankers' Acceptance shall accrete thereon at a rate per annum equal to the relevant Money Market Rate applicable thereto.

          (e) After the date any principal or Face Amount of any Loan or Banker's Acceptance is due and payable (whether on the Stated Maturity Date, upon acceleration, or otherwise), or after any other monetary obligation of the Borrower to the Agent or the Banks shall have become due and payable and is not then paid, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) equal to the Default Rate.

          SECTION 2.07. FEES. (a) The Borrower shall pay to the Agent for the ratable account of each Bank an annual facility fee (the "Facility Fee") on the highest Aggregate Commitment in effect, irrespective of usage, payable each Fiscal Quarter as follows: (i) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is greater than 0.60 to 1.0, 0.125% per annum; (ii) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is greater than 0.45 to 1.0 but equal to or less than 0.60 to 1.0, 0.15% per annum; (iii) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is greater than 0.30 to 1.0 but equal to or less than 0.45 to 1.0, 0.175% per annum and (iv) if the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt is equal to or less than
0.30 to 1.0, 0.25% per annum. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable in arrears on each Quarterly Date and on the Termination Date. In each instance the Borrower's ratio of Consolidated Cash Flow to Consolidated Funded Debt shall be calculated in accordance with the provisions of Section 5.05.

          (b) In determining the amounts to be paid by the Borrower pursuant to Sections 2.06(a), 2.06(b), or 2.07(a), the Borrower and the Banks shall refer to the Borrower's most recent financial statements delivered to the Banks pursuant to Section 5.01(a) (the "Audited Statements") or Section 5.01(b) (the "Unaudited Statements"); PROVIDED, THAT, any necessary changes in the Applicable Margin or the fees to be paid shall not be effective until the next succeeding Performance Pricing Determination Date, if such financial statements are delivered prior to (x) 45 days following the end of the Borrower's first 3 Fiscal Quarters of each Fiscal Year or (y) 90 days following the end of the Borrower's Fiscal Year, as applicable. For purposes hereof, "Performance Pricing Determination Date" shall mean each date that occurs (x) 45 days after the end of each of the Borrower's first 3 Fiscal Quarters of each Fiscal Year and (y) 90 days after the end of each Fiscal Year of the Borrower. All determinations hereunder shall be made by the Agent unless the Required Banks shall object to any such determination.

          (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

          SECTION 2.08. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent (which notice the Agent shall promptly forward to the Banks), terminate at any time, or proportionately reduce the Commitments from time to time by an aggregate amount of at least $5,000,000, or any larger multiple of $1,000,000. If the aggregate outstanding principal amount of all Syndicated Loans and Money Market Credits exceeds the remaining Aggregate Commitment, the Borrower will prepay the Loans by an amount equal to such excess, subject, however, to the provisions of Section 8.05. In making any such prepayment, the Borrower shall designate the type of Loan to which such prepayment shall be applied. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

          SECTION 2.09. MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans (together with accrued interest thereon) and Bankers' Acceptances then outstanding shall be due and payable on such date.

          SECTION 2.10. OPTIONAL PREPAYMENTS. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent (which notice the Agent shall promptly forward to the Banks), prepay any Base Rate Borrowing in whole or in part at any time, in minimum amounts of $1,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

          (b) Except as provided in Section 8.02 (but subject in any event to Section 8.05), the Borrower may not prepay all or any portion of the principal amount of any LIBOR Loan or Money Market Credit prior to the end of the relevant Interest Period or Stated Maturity Date applicable to such Loan or Bankers' Acceptance.

          (c)  Upon receipt of a notice of prepayment pursuant to this
Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.11. MANDATORY PREPAYMENTS. On each date on which the Commitments are reduced pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans (together with interest accrued thereon) and Bankers' Acceptances (using discounted net proceeds) does not exceed the amount of the Aggregate Commitment as then reduced.

          SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, Bankers' Acceptances and of fees hereunder, not later than 11:30 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in
Section 9.01. The Agent will promptly distribute to each Bank (and, following the occurrence and during the continuance of an Event of Default, for application by such Bank against amounts owing to such Bank by the Borrower in such order as such Bank shall elect) its ratable share of each such payment received by the Agent for the account of the Banks; PROVIDED, THAT, should the Agent actually receive any relevant payment from the Borrower prior to 11:30 A.M. (Atlanta, Georgia time) on the date when due, the Agent shall initiate, prior to 5:00 P.M. (Atlanta, Georgia time), the distribution process (by wire or otherwise) to such Bank of each such Bank's ratable portion of any payment received by the Agent.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans, Money Market Credits or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day.

          (c) All payments of principal, interest and fees and all other amounts to be made by a Borrower pursuant to this Agreement with respect to any Loan, Money Market Credit or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding taxes imposed on or measured by a Bank's net income ("Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Agent in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to each Bank additional amounts as may be necessary in order that the amount received by that Bank after the required withholding or other payment shall equal the amount that Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan, Money Market Credit or fee request, the Borrower shall furnish to the Agent, at the Agent's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to the Agent, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such Bank the original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower agrees to compensate such Bank for the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, excise, or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to any Loan Document (hereinafter referred to as "Other Taxes"). Without limiting the foregoing, the Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of all Taxes and Other Taxes paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

          In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), such Bank will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED, HOWEVER, if at any time thereafter such Bank is required to return such refund, the Borrower shall promptly repay to such Bank the amount of such refund.

          Each Bank which is a foreign Person (i.e., a Person other than a United States Person, as defined in the Code) hereby agrees that it shall deliver to the Borrower originals of Internal Revenue Service Forms 4224 and W-9 or 1001 and W-8, as applicable, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments for its account from the Borrower under this Agreement with respect to Loans free from withholding of United States Federal income tax.

          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.12(c) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          SECTION 2.13. COMPUTATION OF INTEREST AND FEES. Interest on all Loans shall be computed on the basis of a year of 360 days, and paid for the actual number of days elapsed (including the first day but excluding the last day). Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.14. OUTSTANDING AMOUNTS UNDER MONEY MARKET LOAN NOTES. The Borrower acknowledges and agrees that the following principal balances are outstanding, without defense, counterclaim or offset, under the respective Money Market Loan Notes of the Banks listed below as of the date of this Agreement:

     Principal Amount         Bank holding Money Market Loan Note
     ----------------         -----------------------------------

     $35,000,000.00           Wachovia

     $10,000,000.00           The Chase Manhattan Bank, N.A.

     $5,000,000.00            NBD Bank


                           ARTICLE III

                    CONDITIONS TO BORROWINGS

          SECTION 3.01. CONDITIONS TO FIRST BORROWING. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

          (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

          (b)  a duly executed (i) Syndicated Loan Note and
     (ii) Money Market Loan Note for the account of each Bank complying with the provisions of Section 2.04;

          (c) an opinion letter (together with any opinions of counsel relied on therein) of Hawley Troxell Ennis & Hawley, counsel for the Borrower, Norco Windows, Inc., Trus Joist MacMillan a Limited Partnership, Trus Joist MacMillan, Inc., Systems Erection, Inc., Trus Joist Corporation, and Outlook Window Partnership, L.P. dated the date of the first Borrowing, substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (d) an opinion letter of Jones, Day, Reavis & Pogue, special counsel for the Banks and the Agent, dated the date of the first Borrowing, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (e) a certificate (the "Closing Certificate"), dated the date of the first Borrowing, substantially in the form of EXHIBIT G, signed by the principal financial officers of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and
     (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

          (f) duly executed Guaranties duly executed by the Guarantors with respect to the Loans and Money Market
     Credits;

          (g) a duly executed Contribution Agreement duly executed by the Guarantors with respect to the Loans and Money Market Credits;

          (h) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate or partnership authority, as applicable, for and the validity of this Agreement, the Notes, the Guaranties, the other Loan Documents and the Contribution Agreements, and any other matters relevant hereto, or thereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower and each of the Guarantors, signed by the Secretary or an Assistant Secretary of the Borrower and each of the Guarantors or their general partners, as applicable, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower and the Guarantors or their general partners, as applicable, authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower and each of the Guarantors, respectively: (i) Certificate or Articles of Incorporation or partnership certificate, (ii) Bylaws (if corporation), (iii) a certificate of the Secretary of State (or other appropriate issuer) of the state (or province) of incorporation of each as to the good standing of each in that state (or province) (if a corporation), and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, the Guaranties and the other Loan Documents and the Contribution Agreement to which the Borrower or any of the Guarantors is a party;

          (i)  a Notice of Borrowing; and

          (j)  any fees which are due and payable on the Closing
     Date under this Agreement or the Agent's Letter Agreement.

          SECTION 3.02. CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

          (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Syndicated
     Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing (both Syndicated and Money Market) shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the accuracy of the facts specified in paragraphs
(b), (c) and (d) of this Section; PROVIDED, that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in
Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate principal amount (or discounted net proceeds) of the Syndicated Loans and Money Market Credits outstanding immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. EXISTENCE AND POWER. The Borrower and each of its Subsidiaries (other than the Partnerships) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary except where failure to do so would not create a reasonable probability of having or causing a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required in all material respects to carry on its business as now conducted. Trus Joist MacMillan a Limited Partnership and Outlook Window Partnership, L.P. are limited partnerships, and each of them is duly organized, validly existing and in good standing under the laws of the jurisdiction of the state of its formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary except where failure to do so would not create a reasonable probability of having or causing a Material Adverse Effect, and has all partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Guaranties and the other Loan Documents and the Contribution Agreement to which it is a party (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Guaranties and the other Loan Documents and the Contribution Agreement to which the Borrower is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, PROVIDED that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen & Co., copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the interim period ended April 1, 1995, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

          (b) Since December 31, 1994, there has been no event, act, condition or occurrence having a Material Adverse Effect.

          SECTION 4.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse determination that would have or cause a Material Adverse Effect or which in any manner draws into question the validity of this Agreement, the Notes or any of the other Loan Documents.

          SECTION 4.06. COMPLIANCE WITH ERISA. (a) The Borrower and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than premiums due and not delinquent under Section 4007 of ERISA) or a Plan under Title IV of ERISA. The representations and warranties set forth in this Section 4.06(a) (other than as to the incurrence of any liability to a Plan under Title IV of ERISA) are made to the best of the Borrower's knowledge to the extent they apply to any Multiemployer Plan.

          (b) Except as set forth in Schedule 4.06, neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

          SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENTS OF TAXES. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrower and its Subsidiaries all material Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except for any taxes which are being contested in good faith and by proper proceedings and as to which adequate reserves have been maintained. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. Income tax returns of the Borrower and its Subsidiaries for United States Federal income taxes have been examined and closed through the Fiscal Year ended 1989.

          SECTION 4.08. SUBSIDIARIES. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or a partnership duly organized and validly existing, and has all corporate or partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08 (as such Schedule may be supplemented from time to time by notice to the Agent from the Borrower), which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation or formation. If the Borrower shall, at any time after the Closing Date, acquire or create a Subsidiary which was not a Subsidiary on the Closing Date, it shall cause such Subsidiary, within 10 days of the date of such acquisition or creation, to execute and deliver to the Agent (in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent) (i) a Guaranty,
(ii) a supplement to the existing Contribution Agreements, pursuant to which they became "Contributing Parties" thereto, and (iii) opinions of counsel substantially in the form of EXHIBITS B-1 and B-2 hereto with respect thereto.

          SECTION 4.09. NOT AN INVESTMENT COMPANY. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Consolidated Subsidiaries has title to or valid lease interests in its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

          SECTION 4.11. NO DEFAULT. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has a reasonable probability of having or causing a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.12. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which have a reasonable probability of having or causing a Material Adverse Effect.

          SECTION 4.13. ENVIRONMENTAL MATTERS. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which has a reasonable probability of having or causing a Material Adverse Effect and, except as listed on Schedule 4.13 (as such Schedule may be supplemented from time to time by notice to the Agent from the Borrower), neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. Except as listed on Schedule 4.13 (as such Schedule may be supplemented from time to time by notice to the Agent from the Borrower), none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from, the Properties by the Borrower or any Subsidiary or by any Third Party, or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility; except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in amounts necessitated in the ordinary course of business by the operations of the Borrower or any Subsidiary in compliance in all material respects with all applicable Environmental Requirements.

          (c) Except as described in Schedule 4.13, the Borrower and each of its Subsidiaries and Affiliates are in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's and each of its Subsidiary's and Affiliate's respective businesses.

          SECTION 4.14. CAPITAL STOCK. All Capital Stock (but solely with respect to the Borrower and Subsidiaries which are corporations), debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of the Borrower's Subsidiaries which are corporations (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

          SECTION 4.15. MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan or Banker's Acceptance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

          SECTION 4.16. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans and the Bankers' Acceptances under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A.
Section 18-2-22 or as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, as each is amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

          SECTION 4.17. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                            ARTICLE V

                            COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

          SECTION 5.01. INFORMATION. The Borrower will deliver to each of the Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

          (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and statements of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, treasurer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of EXHIBIT F (a "Compliance Certificate"), of the chief financial officer, treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.07, inclusive, and Sections 5.12(c), and 5.23 on the date of such financial statements and (ii) stating whether, to the best knowledge of such person, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or propose to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) within 5 Domestic Business Days after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) within 5 Domestic Business Days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) within 5 Domestic Business Days after becoming aware that any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
     (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

          SECTION 5.03. RATIO OF ADJUSTED FUNDED DEBT TO CONSOLIDATED TOTAL CAPITAL. Adjusted Funded Debt will not at any time exceed 55% of Consolidated Total Capital.

          SECTION 5.04. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than the sum of: (i) $320,000,000; PLUS (ii) 50% of Consolidated Net Income (excluding losses) arising after December 31, 1994; provided, that the required amount of Consolidated Tangible Net Worth shall be increased at the end of each Fiscal Quarter, to the extent of 50% of positive Consolidated Net Income for such Fiscal Quarter; PLUS (iii) 66 2/3rds% of the aggregate cumulative Net Proceeds of Capital Stock and of any net additions to Consolidated Net Worth resulting from contributions to the Partnerships by limited partners other than the Borrower, in each case received during any period after the Closing Date; PLUS (iv) 66 2/3rds% of any net additions to capital resulting from the conversion of convertible subordinated debentures at any time.

          SECTION 5.05. RATIO OF CONSOLIDATED CASH FLOW TO CONSOLIDATED FUNDED DEBT. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 1, 1995, the Borrower's ratio of Consolidated Cash Flow for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Funded Debt shall not have been less than 0.20 to 1.0.

          SECTION 5.06.  INTENTIONALLY DELETED.

          SECTION 5.07. LOANS OR ADVANCES. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, (ii) deposits required by government agencies, public utilities or others in the ordinary course of business, (iii) loans to Subsidiaries which are also Guarantors and (iv) Secured Timber Loans not exceeding $10,000,000 in the aggregate principal amount outstanding at any time; PROVIDED that after giving effect to the making of any loans, advances or deposits permitted by clauses (i), (ii),
(iii) and (iv) of this Section 5.07, the Borrower will be in full compliance with all the provisions of this Agreement and no Default shall be in existence or caused thereby; AND FURTHER PROVIDED, that, all loans permitted by clause (iii) of this Section 5.07 shall at all times be evidenced by a legally enforceable promissory note made by the recipient of any such relevant loan payable to the Borrower or Subsidiary in the amount of any such relevant loan.

          SECTION 5.08. INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall make additional Investments in any Person except for loans and advances permitted by Section 5.07 and except: (A) Investments in (i) direct obligations of the United States Government maturing within one year,
(ii) certificates of deposit issued by a commercial bank whose long term certificates of deposit have a rating of A or better by Moody's Investors Service and/or Standard & Poor's Corporation, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) (a) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc. or (b) tender bonds rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; (v) obligations of municipalities located in the United States or in U.S. territories which are not tender bonds but meet the following criteria: (a) the obligation is rated MIG1/VMIG1, P1, or the equivalent thereof by Moody's Investors Service, Inc. or rated SP1, A1, or the equivalent thereof by Standard & Poor's Corporation; and (b) the funds invested in municipal obligations which are not tender bonds do not in sum exceed 10% of the Borrower's short-term investment assets; (vi) repurchase agreements with member banks of the Federal Reserve System and primary dealers limited to U.S. Government securities, provided that the market value of the securities used as collateral equals or exceeds the principal and interest due under the agreement; (vii) money market preferred securities for which the principal and dividends are either (a) fully supported by a letter of credit issued by a bank whose long term debt is rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., or (b) stand alone issues rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc.; and (viii) bankers' acceptances issued by a bank whose long term certificates of deposit have a rating of A or better by Standard & Poor's Corporation and/or Moody's Investors Service, Inc.; and (B)
(i) capital contributions to Subsidiaries which are Guarantors and (ii) subject to Section 5.13, Related Business Acquisitions with respect to which a controlling interest is acquired. The repurchase of the Founder's Stock by the Borrower shall not be deemed to be an Investment by the Borrower.

          SECTION 5.09. NEGATIVE PLEDGE. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $24,100,000;

          (b) Liens securing Debt evidenced by industrial revenue bonds issued after the Closing Date in an aggregate principal amount not exceeding $15,000,000;

          (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated
     Subsidiary and not created in contemplation of such event;

          (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

          (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated
     Subsidiary and not created in contemplation of such acquisition;

          (g) Liens securing Debt owing by any Subsidiary to the Borrower or any Guarantor;

          (h)  any Lien arising out of the successive
     refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, PROVIDED that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased, except by the amount of the directly related closing and issuance costs;

          (i) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and
     (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (j)  any Lien on Margin Stock;

          (k)  Liens for taxes or assessments or other
     governmental charges or levies not yet due and payable or being contested in good faith by proper proceedings and for which adequate reserves have been established;

          (l) Liens imposed by operation of law such as mechanics', landlords', carriers' and similar liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or are being contested in good faith by proper proceedings and for which adequate reserves have been established;

          (m) Liens, pledges or deposits required in connection with workers compensation, unemployment, social security or similar legislation; and

          (n) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt so long as the requirement set forth in the immediately succeeding proviso shall be maintained at all times;

PROVIDED that Liens permitted by the foregoing paragraphs (c) through (n), inclusive, shall at no time secure Debt in an aggregate amount greater than 5% of Consolidated Total Assets.

          SECTION 5.10. MAINTENANCE OF EXISTENCE. Except as permitted by Section 5.11 or 5.12, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate or partnership existence, as applicable, and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

          SECTION 5.11.  DISSOLUTION.  Neither the Borrower nor
any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or purchase, repurchase, redeem, or retire any shares of the stock of the Borrower or that of any Subsidiary which is a corporation, except (i) purchases, repurchases, redemptions, or retirement of shares after the Closing Date not exceeding an aggregate amount of $3,000,000, (ii) redemption of Class A, B and C "retractable" shares in Trus Joist MacMillan Limited and (iii) through corporate reorganization to the extent permitted by Section 5.10.

          SECTION 5.12. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, nor will they permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (other than sales of inventory in the ordinary course of business or the disposition of obsolete equipment) to, any other Person, or discontinue or eliminate any material business line or segment, PROVIDED that: (a) the Borrower or any corporate Subsidiary of the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower or any corporate Subsidiary (except that the Borrower shall be the remaining corporation upon a merger of a Subsidiary with the Borrower) is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; (b) corporate Subsidiaries of the Borrower may consolidate or merge with or into or transfer assets to the Borrower which is its parent or one another; and
(c) the Borrower and its Subsidiaries may transfer or dispose of (x) assets used primarily in (or stock of Subsidiaries engaged primarily in) the Fenestration Products Business, and (y) other assets, so long as the aggregate book value of all such other assets transferred or disposed of after the Closing Date does not exceed an amount equal to 5% of Consolidated Total Assets as of the Closing Date. As of the Closing Date, the only Subsidiaries (or divisions thereof) engaged in the Fenestration Products Business are those set forth on Schedule 5.12.

          SECTION 5.13. USE OF PROCEEDS. The proceeds of the Loans or the Bankers' Acceptances will be used for general corporate purposes, and will not be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any hostile tender offer for, or other hostile acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

          SECTION 5.14.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES.   (a)  The
Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower or Subsidiary will set up reserves in accordance with GAAP.

     (b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $5,000,000 at any time. For purposes of this Section 5.14(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, PROVIDED that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Borrower agrees (i) once in each year, beginning with the first year end after the institution of a Multiemployer Plan, to request and obtain a current statement of the withdrawal liability of the Borrower and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Agent and the Banks within 15 days after the Borrower receives the same.

          SECTION 5.15. INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the Borrower or Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          SECTION 5.16. CHANGE IN FISCAL YEAR. The Borrower will not change its Fiscal Year without the consent of the Required Banks; PROVIDED, HOWEVER, as an exception to the foregoing Section 5.16, after notice thereof to the Banks and without any prior consent thereto, the Borrower may change its Fiscal Year in effect as of the date of this Agreement (a 52/53 week fiscal year) to a calendar year.

          SECTION 5.17. MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each Subsidiary to, maintain all of its tangible properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

          SECTION 5.18. ENVIRONMENTAL NOTICES. Within 30 days after the Borrower becomes aware thereof, the Borrower shall furnish to the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases that are required to be reported to an Environmental Authority, at, on, in, under or in any way affecting the Properties or any adjacent property, in the amount of $250,000 or more in any one instance or the aggregate amount of $1,000,000 or more for all such instances, and all facts, events, or conditions that could have a reasonable probability of leading to any of the foregoing.

          SECTION 5.19. ENVIRONMENTAL MATTERS. The Borrower will not nor will it permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

          SECTION 5.20. ENVIRONMENTAL RELEASE. The Borrower agrees that upon the occurrence of an Environmental Release for which it or a Subsidiary may be subject to any Environmental Liability or at, on, in, under or in any way affecting the Properties, it will act or will cause its Subsidiary, as applicable, to act as promptly as practicable (and to the fullest extent within its or such Subsidiary's control) immediately to investigate the extent of, and to take appropriate remedial, removal or response action with respect to such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

          SECTION 5.21. OTHER DEBT. Should the Borrower or any Consolidated Subsidiary, while this Agreement is in effect or any Note remains unpaid, issue any Debt after the date of this Agreement for money borrowed in an aggregate amount exceeding $10,000,000 to any lender or group of lenders acting in concert with one another, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture or other similar instrument, which instrument includes covenants, warranties, representations, or defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of such Debt) other than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly so notify the Agent and the Banks and, if the Agent shall so request by written notice to the Borrower (after a determination has been made by the Majority Banks that any of the above-referenced documents or instruments contain any provisions, which either individually or in the aggregate, are more favorable to other lender or group of lenders than any of the provisions set forth herein are to the Banks), the Borrower, the Agent and the Banks shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Agent and the Majority Banks, into this Agreement and, to the extent necessary and reasonably desirable to the Agent and the Majority Banks, into any of the other Loan Documents, all at the election of the Agent and the Majority Banks. PROVIDED, HOWEVER, the foregoing Section 5.21 shall not apply to a negative covenant restricting the Borrower's or any Subsidiary's ability to pay dividends, distributions or other similar payments which may be contained in any indenture or other similar instrument executed after the date of this Agreement containing terms substantially the same in all material respects as the terms of that certain indenture dated as of June 29, 1994 to which the County of Perry, Kentucky, and the Borrower are parties.

          SECTION 5.22. TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall enter into or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agent and the Banks, and are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

          SECTION 5.23. DEBT OF SUBSIDIARIES. The Borrower shall not permit any of its Subsidiaries to incur any Debt except for (i) Debt evidenced by industrial revenue bonds in an aggregate principal amount not to exceed $39,100,000, and (ii) Debt incurred by Subsidiaries which are Guarantors not to exceed an aggregate amount equal to $20,000,000 outstanding at any time constituting unsecured lines of credit due within one year or less from the date of advance, the proceeds of which are used for working capital.

                           ARTICLE VI

                            DEFAULTS

          SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or Banker's Acceptance or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01, 5.02(ii), 5.03 to 5.15, inclusive, Sections 5.18, 5.19, 5.20, 5.22 through 5.23, inclusive; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or by the Borrower or any Guarantor in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made
     (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate amount equal to or exceeding $5,000,000 (other than the Notes) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate amount exceeding $10,000,000 of the Borrower or any Subsidiary (including, without limitation, any mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the

     Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) one or more of the following events shall have occurred and created a potential liability for the Borrower or any member of the Controlled Group, singularly or in the aggregate, in excess of $5,000,000: the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans pursuant to a distress termination under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of the voting stock of the Borrower (excluding any Person(s) who beneficially own the voting stock of the Borrower as of March 27, 1995); or (ii) as of any date a majority of the Board of Directors of the Borrower shall consist of individuals who were not either
     (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or (iii) the Borrower shall cease to serve as the General Partner of Trus Joist MacMillan a Limited Partnership; or (iv) the Borrower shall cease to beneficially own 51% or more of the ownership interests of Trus Joist MacMillan, a Limited Partnership; or

          (m) the occurrence of any event, act, occurrence, or condition which the Banks determine either does or has a reasonable probability of causing a Material Adverse Effect;
     or

          (n) (i) any default by any of the Guarantors under any of the Loan Documents, (ii) any Loan Documents (including without limitation, the Guaranty) shall cease to be enforceable, (iii) any Guarantor or the Borrower shall assert that any Loan Document (including, without limitation, the Guaranty) shall cease to be enforceable, or
     (iv) a "Default" or "Event of Default" shall occur under any other Loan Documents.

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Credit in connection with any relevant Money Market Quote, and
(iii) the Agent shall, if requested by the Required Banks, by notice to the

Borrower declare the Notes and the Bankers' Acceptances (together with accrued or accreted interest thereon) to be, and the Notes and the Bankers' Acceptances shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with (x) in the case of Loans, interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, and (y) in the case of Bankers' Acceptances, a 2.0% per annum fee on the Face Amount of all outstanding Bankers' Acceptances shall be paid by the Borrower to the Agent from and after the date of any such Event of Default until such date as such Bankers' Acceptances are collateralized in full pursuant to the immediately succeeding paragraph; PROVIDED that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and the Bankers' Acceptances shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with (x) in the case of Loans, interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, and (y) in the case of Bankers' Acceptances, a 2.0% per annum fee on the Face Amount of all outstanding Bankers' Acceptances shall be paid by the Borrower to the Agent from and after the date of any such Event of Default until such date as such Bankers' Acceptances are collateralized in full pursuant to the immediately succeeding paragraph. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          In addition to the provisions contained in the immediately preceding paragraph, the Borrower agrees that upon the occurrence of an Event of Default, the Borrower will establish a deposit account (the "Collateral Account") to be maintained by the Agent for the ratable benefit of the Banks, and the Borrower will promptly pay to the Agent for deposit in the Collateral Account, in immediately available funds, an amount equal to the aggregate of the then outstanding Face Amounts of Bankers' Acceptances. As security for the payment of the Notes and the Borrower's other obligations set forth in any of the other Loan Documents, the Borrower shall grant, convey, assign and pledge and create in the Agent's favor, for the ratable benefit of the Banks, a Lien on all monies, instruments and securities at any time held in or acquired in connection with the Collateral Account, together with all proceeds thereof. The Collateral Account shall be at all times under the sole dominion and control of the Agent. The Agent shall (i) apply any funds in the Collateral Account on account of Bankers' Acceptances when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Bankers' Acceptances and (ii) after the Termination Date and the date on which all Bankers' Acceptances shall have expired and all of the Borrower's obligations to the Banks in respect thereof shall have been paid in full, apply any proceeds remaining in the Collateral Account FIRST to pay the Notes and the Borrower's other obligations set forth in any of the Loan Documents (in such order as the Banks shall, in their sole discretion, determine) and THEN to refund any remaining amount to the Borrower. The Agent shall invest the funds held in the Collateral Account in one or more certificates of deposit issued by the Agent with maturities not to exceed 30 days, unless the aggregate amount of such funds which are not then otherwise invested is less than the smallest certificate of deposit offered by the Agent, in which case the Agent shall have no obligation to invest such funds. All such investments shall be made in the Agent's name for the ratable account of the Banks. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Agent and the Banks harmless from any such losses or taxes. The Agent may liquidate any investment held in the Collateral Account in order to apply the proceeds of such investment on account of the Notes and the Borrower's other obligations set forth in any of the Loan Documents without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Agent) as a result of such application. Upon the establishment of the Collateral Account, the Borrower shall pay to the Agent the fees customarily charged by it with respect to the maintenance of accounts similar to the Collateral Account.

          SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                           ARTICLE VII

                            THE AGENT

          SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and
(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

          SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks.
 The Agent shall give each Bank
prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 7.04. RIGHTS OF AGENT AS A BANK. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 7.05. INDEMNIFICATION. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; PROVIDED, HOWEVER that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 7.07. PAYEE OF NOTE TREATED AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 7.08. NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

          SECTION 7.09. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 7.10. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving at least 30 days notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by all of the other Banks. Upon any such resignation or removal, all of the other Banks shall have the right to appoint a successor

Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a U.S. commercial bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                          ARTICLE VIII

              CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

          (i) the Agent determines that deposits in Dollars are not being offered in the relevant market for such Interest
     Period, or

          (ii) the Required Banks advise the Agent that the LIBOR Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding LIBOR
     Loans for such Interest Period,

the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make LIBOR Loans shall be suspended. Unless the Borrower notifies the Agent at least 2

LIBOR Business Days before the date of any such relevant LIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing if it is a Syndicated Borrowing bearing interest at the Base Rate payable monthly in arrears.

          SECTION 8.02. ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule, regulation, statute, treaty, judgment or decree, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency, whether created under the laws of the United States or Canada or any state or province thereof, being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its applicable Lending Office) with any request or directive, rule, consent, approval, authorization, guideline, order or policy (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its applicable Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank (but no other Bank unless such other Bank shall have notified the Agent of similar circumstances) to make LIBOR Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue (x) to make any LIBOR Loans or (y) to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, in the case of clause (x), such Bank nevertheless shall be obligated to make Base Rate Loans, and in the case of clause (y), the Borrower shall immediately prepay in full the then outstanding principal amount of each LIBOR Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its applicable Lending Office) with any request, directive, rule, consent, approval, authorization, guideline, order or policy (whether or not having the force of law) of any Authority:

          (i) shall subject any Bank (or its applicable Lending Office) to any tax, duty or other charge with respect to its Loans, Notes, Bankers' Acceptances, or its obligation to make Loans or create Bankers' Acceptances, or shall change the basis of taxation of payments to any Bank (or its applicable Lending Office) of the principal of or interest on its Loans, Bankers' Acceptances, or any other amounts due under this Agreement in respect of its Loans, Bankers' Acceptances, or its obligation to make Loans or create Bankers' Acceptances (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loan any such requirement included in an applicable Adjusted LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its applicable Lending Office); or

          (iii) shall impose on any Bank (or its applicable
     Lending Office) or on the London interbank or other applicable market any other condition affecting its Loans, Notes, Bankers' Acceptances, or its obligation to make Loans or create Bankers' Acceptances;

and the result of any of the foregoing is to increase the cost to such Bank (or its applicable Lending Office) of making or maintaining any Loan or Bankers' Acceptance, or to reduce the amount of any sum received or receivable by such Bank (or its applicable Lending Office) under this Agreement or under its Notes or in connection with its Bankers' Acceptances with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.
 For purposes of the foregoing, "applicable law" shall include any law relating in any way to the proposals to encourage international standardization of capital measurement and capital standards developed by the Bank for International Settlements and any compliance therewith shall be deemed to constitute a Change in Law for the purposes hereof notwithstanding that any such applicable law shall have been introduced or changed or become effective in whole or in part in any particular jurisdiction prior to the date of execution hereof.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) Subject to the provisions of Section 9.08(e), the provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

          SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR LIBOR LOANS. If (i) the obligation of any Bank to make or maintain LIBOR Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03, and the Borrower shall, by at least 5 LIBOR Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and

          (b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base
     Rate Loans instead.

          SECTION 8.05. COMPENSATION. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (i) any payment or prepayment (pursuant to Section 8.02 or otherwise) of an LIBOR Loan or Bankers' Acceptance on a date other than the last day of an Interest Period for such LIBOR Loan or Stated Maturity Date of a Bankers' Acceptance; or

          (ii) any failure by the Borrower to prepay a LIBOR Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (iii) any failure by the Borrower to borrow a LIBOR Loan on the date for the LIBOR Borrowing of which such LIBOR Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such LIBOR Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market; or

          (iv) any failure by the Borrower to fulfill or honor the applicable conditions with respect to creation of Bankers' Acceptances set forth in
Section 2.02 or Article III before the funding date with respect to such related Borrowing.

          SECTION 8.06.  INTENTIONALLY DELETED.

          SECTION 8.07. REPLACEMENT OF BANKS. If any Bank (a "Notice Bank") makes demand for amounts owed under Section 8.03 (other than due to any change in the Reserve Percentage), or gives notice under Section 8.02 that it can no longer participate in LIBOR Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 9.08(c), to designate an assignee (a "Replacement Bank") to purchase the Notice Bank's share of outstanding Syndicated Loans, Money Market Credits and all other Obligations and to assume the Notice Bank's obligations to the Borrower under this Agreement; PROVIDED, THAT, any Replacement Bank must be reasonably acceptable to the Agent and the Required Banks (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Syndicated Loans and Money Market Credits and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 9.08(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; PROVIDED, HOWEVER, that any Notice Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                           ARTICLE IX

                          MISCELLANEOUS

          SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section
9.01 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; PROVIDED that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  EXPENSES; DOCUMENTARY TAXES.  The Borrower shall pay
(i) subject to the terms of the Agent's Letter Agreement, all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, other professionals and consultants and any allocated costs of internal counsel, other professionals and consultants in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan

Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          SECTION 9.04. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement (except an enforcement action on which the Borrower prevails on the merits) or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees and any allocated costs of internal counsel) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

          SECTION 9.05. SHARING OF SETOFFS. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note or Bankers' Acceptance held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note or Bankers' Acceptance held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes or Bankers' Acceptances held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes or Bankers' Acceptances held by the Banks owing to such other Banks shall be shared by the Banks pro rata; PROVIDED that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or Bankers' Acceptances, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

          SECTION 9.06. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans and Bankers' Acceptances, or (viii) release any Guarantee given to support payment of the Loans and Bankers' Acceptances; PROVIDED, FURTHER, that this Agreement and any of the other Loan Documents may be amended to give effect
(x) to any increased fees, interest rates and/or margins, and/or any modification of the terms and conditions set forth in this Agreement or in any of the other Loan Documents, agreed upon pursuant to Section 8.06 or (y) to reduce or rescind any such increases, or to rescind any such modification, previously agreed upon pursuant to Section 8.06, if such amendment is in writing and is signed by the Borrower, the Agent, and the Majority Banks.

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.07. NO MARGIN STOCK COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan or Bankers' Acceptance owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loans or the stated Maturity Date of Bankers' Acceptances (or, in the case of a Bankers' Acceptance, the Money Market Rate), (ii) the change of the amount of any principal, interest (or, in the case of a Bankers' Acceptance, the Money Market Rate) or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans or Bankers' Acceptance, (iv) any change in the rate at which either interest is payable thereon (or, in the case of a Bankers' Acceptance, the Money Market
Rate) or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans; PROVIDED that such Bank may agree (x) to any increase in the fees, interest rates and/or margins, and/or to any modification of the terms and conditions set forth in this Agreement, agreed upon pursuant to Section
8.06 hereof or (y) to the reduction or rescission of any such increases, or the rescission of any such modification, previously agreed upon pursuant to
Section 8.06. Each Bank selling a participating interest in any Loan, Bankers' Acceptance, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agree that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans or Bankers' Acceptances outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or, in the case of its Syndicated Loans and Commitments, a proportionate part of all of its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as EXHIBIT D, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not, prior to such assignment, a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $5,000,000, (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then, prior to such assignment, a Bank or an Affiliate of such assigning Bank without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and
(iv) a Bank may not have more than 2 Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower,
(B) delivery of an executed copy of the

Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,000 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes is issued to such Assignee.

          (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and, with the Borrower's consent (which shall not be unreasonably withheld), any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations in respect of Bankers'

Acceptances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations in respect of Bankers' Acceptances made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations in respect of Bankers' Acceptances to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     SECTION 9.09. CONFIDENTIALITY. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and/or the Bankers' Acceptances; PROVIDED, HOWEVER that nothing herein shall prevent any Bank from disclosing such information
(i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09. The agreements and obligations of the Banks contained in this Section 9.09 constitute a continuing agreement and shall survive termination of this Agreement and the payment in full of the Notes.

          SECTION 9.10. REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans and Bankers' Acceptances in the ordinary course of its business and that it will make its Loans and Bankers' Acceptances hereunder for its own account in the ordinary course of such business; PROVIDED, HOWEVER that, subject to Section 9.08, the disposition of the Notes and other Loan Documents and Bankers' Acceptances held by that Bank shall at all times be within its exclusive control.

          SECTION 9.11. OBLIGATIONS. (a) The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          (b) Except as specifically stated herein, the obligations of the Borrower hereunder are joint and several.

          SECTION 9.12. GEORGIA LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

          SECTION 9.13. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 9.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The Borrower and each of the Banks and the Agent (a) to the extent permitted by applicable law, irrevocably waive any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submit to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, and
(c) waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents. The Borrower agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

          SECTION 9.15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 9.16. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes, the Guaranties or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 9.17. INTEREST. In no event shall the amount of interest due or payable hereunder or under the Notes or the Guaranties exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                           TJ INTERNATIONAL, INC.                    (SEAL)


                           By:  /s/ Thomas H. Denig
                              ----------------------------------------------
                               Title:

                           200 East Mallard
                           Boise, Idaho  83706
                           Attention: Richard B. Drury,
                           Corporate Secretary and Treasurer
                           Telecopier number: 208-364-3370
                           Confirmation number: 208-364-3322

                           COMMITMENTS

$25,000,000.00             WACHOVIA BANK OF GEORGIA, N.A.,
                           as Agent and as a Bank                     (SEAL)


                           By:  /s/ William F. Hamlet
                              ----------------------------------------------
                               Title:


                           LENDING OFFICE

                           BORROWING NOTICES:

                           Wachovia Bank of Georgia, N.A.
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303-1757
                           Attention: Syndicate Services Group
                           Telecopier number: 404-332-5019
                           Confirmation number: 404-332-6971

                           ALL OTHER NOTICES:

                           Wachovia Bank of Georgia, N.A.
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303-1757
                           Attention: John A. Whitner
                           Telecopier number: 404-332-6898
                           Confirmation number: 404-332-6738

$20,000,000.00             CIBC INC.                 (SEAL)


                           By:/s/ David C. Quon
                              ----------------------------------------------
                               Title:


                           LENDING OFFICE

                           CIBC Inc.
                           300 South Grand Avenue
                           Suite 2700
                           Los Angeles, California 90071
                           Attention:  David Quon
                           Telecopier Number:  (213) 346-0157
                           Confirmation Number:  (213) 617-6409

$20,000,000.00             THE CHASE MANHATTAN BANK, N.A.   (SEAL)


                           By:/s/ Hans H. Heinsen
                              ----------------------------------------------
                               Title:


                           LENDING OFFICE

                           The Chase Manhattan Bank, N.A.
                           1 Chase Manhattan Plaza
                           New York, New York 10081
                           Attention:  Hans Heinsen
                           Telecopier Number:  (212) 552-7773
                           Confirmation Number:  (212) 552-2396

$15,000,000.00             NBD BANK  (SEAL)


                           By:/s/ James R. Frye
                              ----------------------------------------------
                               Title:


                           LENDING OFFICE

                           NBD Bank
                           611 Woodward Avenue
                           Detroit, Michigan  48226
                           Attention: Timothy P. O'Neil
                           Telecopier Number: 313-225-1586
                           Confirmation Number: 313-225-1465

$10,000,000.00             BANK OF TOKYO, LTD.    (SEAL)


                           By:/s/ Stanley A. Lance
                              ----------------------------------------------
                               Title:


                           LENDING OFFICE

                           Bank of Tokyo, Ltd.
                           Corporate Banking Department
                           1201 3rd Avenue, Suite 1100
                           Seattle, Washington  98101
                           Attention: Stanley A. Lance
                           Telecopier Number: 206-382-6067
                           Confirmation Number: 206-382-6015

$10,000,000.00             WEST ONE BANK, IDAHO  (SEAL)


                           By:/s/ Robert P. Avarich, JR.
                              ----------------------------------------------
                               Title:


                           LENDING OFFICE

                           West One Bank, Idaho
                           P.O. Box 8247
                           Corporate Banking - 1-0094
                           Boise, Idaho  83733
                           Attention: Robert P. Aravich, Jr.
                           Telecopier Number: 208-383-7563
                           Confirmation Number: 208-383-7565


TOTAL COMMITMENTS:

$100,000,000.00

                 ACKNOWLEDGEMENT OF FORMER BORROWER


    The undersigned, a party to the Original Credit Agreement as a co-borrower thereunder, hereby acknowledges and agrees that (i) it is not a Borrower to the foregoing Amended and Restated Credit Agreement, (ii) the Banks are hereby released from any commitment to make loans to the undersigned under the Original Credit Agreement, and (iii) the undersigned, by its execution of an Amended and Restated Guaranty of even date herewith, has become a guarantor of the Loans and Bankers Acceptances under the foregoing Amended and Restated Credit Agreement.


                           TRUS-JOIST (WESTERN) LTD.   (SEAL)


                           By: /s/ Richard B. Drury
                              ----------------------------------------------
                               Title:

                           200 East Mallard
                           Boise, Idaho  83706
                           Attention: Treasurer
                           Telecopier number: 208-364-3370
                           Confirmation number: 208-364-3322